Exhibit 10.4

No.

Employment Agreement

Party A:	Beijing Cheerbright Technologies Co., Ltd.

Party B:

Signing Date: (MM/DD/YY)

Party A: Beijing Cheerbright Technologies Co., Ltd.

Legal representative: Li Xiang

Registered address:	1102, Tower B, No. 3, Danling Street, Haidian District, Beijing 100080, China

Business address:	1102, Tower B, No. 3, Danling Street, Haidian District, Beijing 100080, China

Party B:	Gender:

Type of residence (Agricultural / Non-agricultural):

Resident ID Card No.:

Starting working for Party A on: (MM/DD/YY)

Home address:	Zip Code:

Residential address in Beijing:	Zip Code:

Permanent residence:	Province (City)

District (County)	Street (Town)

Name of emergency contact:	Relation:	Contact information:

This Employment Agreement (the “Agreement”) is made and entered into by and between Party A and Party B pursuant to Labor Law and Labor Contract Law of the People’s Republic of China and provisions of the relevant laws and regulations through amicable consultation and based on the consensus agreed upon by both parties thereto, subject to the terms and conditions prescribed as follows:

I. Term

Article 1	The term of this Agreement is fixed/non-fixed.

This Agreement shall become effective on                      (MM/DD/YY), including a probation period of                      months.

This Agreement shall expire on                      (MM/DD/YY).

II. Nature of work

Article 2	Party B agrees to work as [Position] of Party A according to Party A’s needs. Party B shall be primarily responsible for , and his/her work location or place is .

Article 3	Party B shall comply with the work standards as required by Party A or the standards set out in “Job Description”, “Staff Rules” and the performance evaluation criteria.

III. Labor protection and labor conditions

Article 4	Party A will arrange Party B to work on regular hours. Party B shall work 8 hours each working day and 40 hours each week.

Article 5	Party A shall provide Party B with necessary working conditions and tools, and establish sound production process, operation procedure, work scope and labor safety and health system.

Article 6	Party A shall be responsible for the training of Party B on professional ethics, work skills, labor safety, labor discipline and Party A’s internal policies.

IV. Labor remuneration

Article 7	Party A shall pay Party B’s salary in cash by the fifth day of each month. Party B’s monthly salary and salary during the probation period shall be subject to Party A’s salary policies.

Article 8	Additional agreements on the salary: Salary information shall be kept confidential according to Party A’s internal policies and Party B shall not disclose his/her salary amount to any third person during term of this Agreement. Should Party B breach this Article 8, Party A may terminate this Agreement without giving the prior notice and Party B shall not be entitled to any economic compensation.

Article 9	Where Party B has to wait for work due to Party A’s lack of work tasks, Party A may adjust Party B’s salary according to the relevant national regulations.

V. Insurance and welfare benefits

Article 10	Party A and Party B shall participate in the social insurance program as required by the national and the Beijing Municipality regulations.

Article 11	The medical treatment for Party B due to his/her illness or non-work related injury shall be subject to the national and Beijing Municipality regulations. Party A shall pay Party B’s salary during his/her sick leave according to its employee manual.

Article 12	The treatment for Party B for his/her occupational disease or work related injury shall be subject to the national and Beijing Municipality regulations.

Article 13	Welfare provided by Party A to Party B is described in more details in Party A’s relevant internal policies.

VI. Labor discipline

Article 14	Party A shall establish labor and other internal policies based on its business needs.

Where Party B is in breach of Party A’s labor and other internal policies, Party A retains the right to take disciplinary actions, including termination of this Agreement.

Article 15	Party B shall comply with Party A’s labor and other internal policies and rules and standards related to labor safety and health, production process and operation procedure, protect Party A’s properties, follow professional ethics and actively participate in trainings Party A organizes to improve his/her own work skills.

VII. Amendment and termination

Article 16	Party A and Party B may amend this Agreement and complete the amendment process on a timely basis under the following circumstances:

(1)	mutual consent by Party A and Party B;

(2)	material changes to circumstances under which this Agreement was entered into, rendering it impossible to perform this Agreement;

(3)	changes to the rules and regulations upon which this Agreement is based.

Article 17	This Agreement may be terminated upon mutual consent by both parties. If both parties decide to terminate this Agreement through consultation, an additional written agreement shall be entered into by both parties and made under seal by Party A and signed by Party B to specify (i) that this Agreement is terminated through amicable consultation and (i) the name of the party who requested the termination of this Agreement. In the absence of such mutual consent or if it is not clear whether there is a mutual consent, it shall be deemed that this Agreement is terminated at the request of Party B.

Article 18	Party A may terminate this Agreement without giving the prior notice and Party B shall not be entitled to any economic compensation if he/she:

(1)	does not meet the job requirements during the probation period;

(2)	seriously breaches Party A’s internal policies;

(3)	engages in gross negligence or serious misconduct for personal interests, and has caused more than RMB5,000 economic loss to Party A;

(4)	is found criminally liable;

(5)	is found to inappropriately disclose Party A’s confidential information, accept bribes, obtain personal interests or engage in similar unethical conducts;

(6)	establishes employment relationships with other employer(s);

(7)	is found to be involved in theft, violence or fraud;

(8)	is detained, arrested, held under reeducation through labor or released on bail.

Article 19	Party A may terminate this Agreement under the any of the following circumstances, with a 30-day prior written notice:

(1)	after the completion of medical treatment for illness or non-work related injury, Party B is unable to perform his/her original work or any new work assigned by Party A or is unable to comply with the relevant national or Beijing Municipality rules or regulations related to the industry or job position;

(2)	Party B is no longer qualified for his/her job position and remains unqualified after training or an adjustment to another job position;

(3)	the circumstances under which this Agreement was entered into have been significantly changed, which renders it impossible to perform this Agreement and no further agreement concerning the amendment to this Agreement can be reached by Party A and Party B through consultation.

Article 20	Party A may lay off redundant employees after it has explained the situation to its employees 30 days in advance, collected opinions from them and reported to the labor administrative authorities under the following circumstances:

(1)	Party A goes through reorganization pursuant to the Enterprise Bankruptcy Law;

(2)	Party A encounters serious business difficulties;

(3)	Party A changes its line of business or business model or conducted major technical innovation, and needs to lay off redundant employees after amending this Agreement;

(4)	where the circumstances under which this Agreement was entered into have been significantly changed, which renders it impossible to continue to perform this Agreement;

Article 21	Under one of the following circumstances, Party A shall not terminate this Agreement pursuant to Articles 19 and 20 hereof:

(1)	when an employee who conducts operations exposing himself/herself to occupational disease hazards has not taken an occupational health check before departure from his/her post, or is suspected of having an occupational disease or is under diagnoses or medical observation;

(2)	when an employee who has an occupational disease or has lost or partially lost his/her capacity to work due to an injury suffered at work during his/her employment with the employer;

(3)	when an employee is under illness or non-work related injury, and the medical treatment has not been completed;

(4)	when a female employee is pregnant or nursing;

(5)	if an employee has been working for Part A for no less than 15 years and is to reach mandatory retirement age in less than 5 years; or

(6)	other circumstances stipulated by laws or administrative regulations.

Article 22	Party B shall give Party A a 30 day prior notice in writing, or a 2-month prior notice if Party B is a department manager or supervisor. In his/her probation period, Party B shall give Party A a 3-day prior notice. Party A should conduct the relevant procedures accordingly for Party B’s departure, unless Party B has caused economic losses to Party A which have not been compensated or Party B is obliged under a term of service.

Article 23	Party B may notify Party A to terminate this Agreement in writing, if:

(1)	Party A fails to provide Party B with the labor protection or labor conditions as agreed herein;

(2)	Party A fails to pay Party B the labor remuneration in full on time;

(3)	Party A fails to pay the premiums for Party B’s social security insurance;

(4)	Party A’s internal policies violate laws or regulations, and harm the employees’ rights and interests;

(5)	Party A enters into or amend this Agreement by fraud, coercion or taking advantage of Party B’s unfavorable position, which makes this Agreement against Party B’s genuine will and thus invalid.

(6)	the employees may otherwise terminate this Agreement pursuant to applicable laws and regulations.

Article 24	After the expiry of this Agreement, the employment relationship will be automatically terminated at the request of Party B if Party A fails to complete the necessary procedures to terminate this Agreement.

VIII . Termination and renewal

Article 25	This Agreement will be terminated if:

(1)	its term expires;

(2)	Party B starts to enjoy the basic pension pursuant to the applicable law and regulation;

(3)	Party B dies, or is announced to be dead or missing by a court;

(4)	Party A is announced to bankrupt by a court;

(5)	the business license of Party A is cancelled, or Party A is ordered to shut down, or Party A has decided to dissolve; or

(6)	other circumstances stipulated by laws or regulations.

Article 26	No later than 30 days before the expiration of this Agreement, Party A shall inform Party B of its intent to terminate or renew this Agreement in writing.

Article 27	Both parties shall renew this Agreement and complete the renewal procedure on a timely basis, if:

(1)	both parties mutually agree to renew this Agreement;

(2)	after the expiration of this Agreement, if the employment relationship continues, and Party B requests to renew this Agreement.

Article 28	No later than 30 days before the expiration of this Agreement, Party A may propose to renew this Agreement under the same terms and conditions, or terms and conditions more favorable to Party A, unless:

(1)	Party B has informed Party A that he/she will not renew this Agreement in writing or by his/her actions before Party A proposes to renew;

(2)	Party B has notified Party A of his/her resignation before A purposes to renew;

(3)	Party B shall respond to Party A’s proposal to renew within 3 working days upon receipt of the proposal. Party B may reject the proposal of renewal. Party B’s failure to respond within three working days shall be deemed as a rejection of the proposal. If Party B rejects to renew, he/she shall complete the procedures for his/her departure according to the applicable internal policies of Party A.

(4)	Party B may agree to the renewal of this Agreement proposed by Party A, in the case of which both parties shall enter into a renewed employment agreement.

Article 29	Upon the expiration of this Agreement, if Party B proposes or agrees to renew, a renewed employment agreement without a fixed term shall be entered into pursuant to the applicable law of China. However, it will be deemed that Party B proposes or agrees to enter into a fixed-term agreement, if:

(1)	Party B expressly states that he/she intends to renew or enter into a fixed term employment agreement.

(2)	Party B signs on a fixed term employment agreement.

Article 30	If there is any damage caused by the termination of this Agreement by Party A which is in violation of the terms of this Agreement, or by this Agreement being rendered invalid due to Party A, Party A shall be liable for Party B’s damages.

Article 31	If this Agreement is terminated by Party A under Sections 19(2) and 19(3) hereof, which causes damages to Party A, Party B shall be liable for such damages.

Article 32	If this Agreement is terminated by Party A because of Party B’s violation of the principle of good faith, labor discipline and internal policies, Party A shall not be liable for compensation for Party B’s losses.

Article 33	If Party B’s termination of this Agreement violates this Agreement or its confidentiality obligations hereunder, which causes damages to Party A, Party B shall be liable for Party A’s damages.

Article 34	Party A shall issue a certificate of termination as soon as this Agreement is terminated, and complete the relevant procedures to transfer Party B’s files and social insurance within 15 days upon the termination. Party B shall provide Party A with the necessary information. If Party B is unable provide such information, he/she shall explain to Party A in writing.

Article 35	Party B shall hand over his/her work as agreed. Party A will pay Party B the economic compensations, if any, upon the handover. If Party B departs before handover, Party A may detain Party B’s salary of the month until the handover is completed.

IX. Intellectual properties

Article 36	Party B undertakes and guarantees that it will not infringe, obtain or use any intellectual properties (as defined in Article 37 below) of Party A during the term, or any time after the expiry, of this Agreement, unless Party B obtains or uses the intellectual properties while performing his/her duties in the capacity of Party A’s employee.

Article 37	For the purpose of this Agreement, intellectual properties refer to:

(1)	copyrights;

(2)	trademarks (including trademarks for products and trademarks for services), trade names and other rights related to business marks, no matter whether expressed in forms of characters, pictures or combinations thereof;

(3)	inventive patents, utility models and design patents, including those that have been registered and those that are being registered;

(4)	business secret; and

(5)	other intellectual properties, including but not limited to business reputation and the rights related with domain names and databases.

Article 38	Party B confirms and approves that the following shall be deemed to be inventions or designs arising from his/her services as an employee of Party A:

38.1	all the inventions and designs which are completed during the process of implementing the jobs and tasks that Party A assigns;

38.2	all the inventions and designs which are completed primarily by use of the materials or technical conditions of Party A; and

38.3	all the inventions and designs which are completed within the one (1) year after this Agreement is terminated or expired, and such inventions or designs are associated to the jobs or the tasks Party A assigns.

Party A has the rights to apply for the patents of the inventions or designs arising from Party B’s services as an employee of Party A. Upon the approval, Party A will be the patent holder. If Party B may be named as an inventor or designer if he/she makes creative contributions to the substantive features of the inventions or designs.

Article 39	Party B agrees that during the term of this Agreement, Party B will create copyrighted works per Party A’s request. The works will be coordinated by Party A and represents Party A’s will. Party A will be the copyright holder of, and responsible for, such works. Meanwhile, Party B agrees that during the term of this Agreement, Party A shall be the copyright holder of the works that are completed by Party B primarily by use of the materials or technical conditions of Party A. Party B also agrees not to claim its authorship to Party A under any circumstance by any means (including litigation), provided that Party B is entitled to the authorship pursuant to the applicable PRC laws, in which case Party A retains other interests in the copyright.

Article 40	Party B agrees that during the term of the Agreement, Party A is entitled to any other intellectual properties which are obtained during the process of implementing the jobs and tasks that Party A assigns or primarily by use of the materials and technical conditions of Party A (including but not limited to trademarks, signs, product designs and packings).

Article 41	Party B understands and agrees that the inventions or designs arising from Party B’s services as an employee of Party A has been taken into the calculation of Party B’s salary and benefit. However, Party A may at its sole discretion award Party B, based on his/her specific contributions to Party A.

Article 42	Party B agrees that during the term of this Agreement and after the Agreement is terminated or expires, upon Party A’s written request any time and given that Party A bears reasonable costs, Party B shall assist Party A with any application and registration procedures or any other legal procedures in China, including preparing all the written documentation and acting as a witness before a court, so as to help Party A obtain the intellectual properties and interests therein, and cooperate on any other matters per Party A’s request.

Article 43	Party B understands that the researches, inventions and improvements (please refer to the attached for a list, if any) are not subject to this Agreement before he/she is employed by Party A. Notwithstanding the provisions above, Party B agrees that, upon Party A’s written request any time, it shall provide Party A with relevant evidence showing that the researches, innovations or improvements have been completed before he/she is employed by Party A. Party B understands that the descriptions of the relevant researches, innovations or improvements are accurate and complete. Party B confirms that he/she did not complete any research, innovation or improvement before he/she is employed by Party A if no list is attached to this Agreement.

Article 44	Party B agrees that any record that is associated to the intellectual properties, in the form of words, drawings, videos or audios, will be deemed as Party A’s assets. Party B undertakes that it will not disclose the content of the records to anyone unauthorized by Party A in writing during the term of this Agreement or any time after this Agreement is terminated or expires, and will deliver such records to Party A upon its request any time.

Article 45	If Party B utilizes any intellectual properties or other rights held by any other person or entities (including but not limited to Party A) in the process of implementing his/her jobs or tasks pursuant to this Agreement, Party B undertakes that the utilization of such intellectual properties or such other rights, and the final work products or works created under this Agreement will not infringe any intellectual properties or other interests held by any other person or entities.

X. Miscellaneous

Article 46	Both parties agree to include the following to this Agreement:

(1)	Party A may assign Party B to any of Party A’s affiliates or partners to perform certain duties as required by its operational needs. Unless otherwise prohibited by laws, Party B will agree with Party A’s such assignment, provided that such assignment will not substantially reduce the remuneration of Party B thereunder.

(2)	Party B confirms that any document (including but not limited to this Agreement) between the parties shall be deemed duly served upon Party B when delivered by Party A to Party B’s postal address indicated herein. Party B shall notify Party A of any change of his/her postal address in writing, otherwise Party B understands and agrees that the delivery of such document by Party A to the address indicated herein shall be deemed duly served upon Party B.

Others:

XI. Dispute resolution and others

Article 47	In case of any dispute arising out of or in connection with the performance of this Agreement, either party may submit the dispute to Party A’s labor dispute mediation committee for mediation. If such mediation fails, the dispute shall be submitted to the labor dispute arbitration commission for arbitration within 60 days of occurrence thereof,

Either party may directly submit the dispute to the labor dispute arbitration commission for arbitration.

Article 48	The appendices hereto are as follows and execution of this Agreement shall be deemed understanding and acknowledgement of the following rules and regulations:

(1)	Non-disclosure Agreement, accepted, (Party B’s signature)

(2)	Employee Manual (including attendance policies), accepted, (Party B’s signature)

(3)	Party A’s other internal policies, accepted (Party B’s signature)

(4)	, accepted (Party B’s signature)

(5)	, accepted, (Party B’s signature)

Article 49	Any matter not covered by this Agreement or otherwise contrary to the applicable national and local laws and regulations hereafter shall be subject to such applicable national and local laws and regulations.

Article 50	This Agreement is made in duplicates, one copy for each party.

Party A (corporate seal)	Party B ( signature or seal)
Legal or authorized representative:
(Signature or seal)

Date of signing: